EXHIBIT 2.1

                            STOCK EXCHANGE AGREEMENT

                                       AND

                                 PLAN OF MERGER

     THIS STOCK EXCHANGE AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into this 30th day of September 1999 by and among Nugget Exploration, Inc., a Nevada corporation ("Nugget"), Nugget Holding Company, a Delaware corporation ("Newco"), and GoHealth.md Inc., a Delaware corporation ("GoHealth.md") (Nugget, Newco and GoHealth.md may be collectively referred to as the "Constituent Parties").

                                    Recitals

     A. Nugget, Newco and GoHealth.md desire to effect the merger of GoHealth.md with and into Newco, pursuant to the terms of this Agreement, so that GoHealth.md will be a wholly owned subsidiary of Nugget.

     B. The Boards of Directors of Nugget, Newco and GoHealth.md, deeming it advisable and in their respective best interests, have approved the merger of GoHealth.md with and into Newco, upon and subject to the terms, conditions and provisions set forth in this Agreement.

     C.  For  corporate  law  purposes,  the  transaction  contemplated  by this
Agreement   constitutes  a  merger  in  accordance  with  the  Delaware  General
Corporation Law and Nevada Revised Statutes.

     D. For federal income tax purposes, Nugget, Newco, GoHealth.md, and GoHealth.md Stockholders intend that the transaction contemplated by this Agreement shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    Agreement

     NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Constituent Parties agree as follows:

     1.1 Merger. At the Effective Time (as defined in Section 1.3 hereof), Newco shall be merged with and into GoHealth.md (the "Merger") pursuant to the General Corporation Law of the State of Delaware and the Nevada Revised Statutes, (collectively, the "Corporation Law") in accordance with this Agreement and the Merger Documents defined in
          Section 1.2 hereof. Thereupon, the corporate identity and existence of GoHealth.md, with all its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the Merger, and the corporate identity and existence, with all the rights, privileges, immunities, powers and purposes, of Newco shall be merged into GoHealth.md as the corporation surviving the Merger, and GoHealth.md shall be fully vested therewith. The separate identity, existence and corporate organization of GoHealth.md shall continue after the Merger becomes effective, and thereupon GoHealth.md shall continue as the surviving corporation (herein sometimes called the "Surviving Corporation").

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     1.2  Filing of Merger  Documents.  At or before the  Closing (as defined in
          Section 1.3 hereof), GoHealth.md and Newco shall cause articles of merger and such other documents as are necessary under the Corporation Law (the "Merger Documents"), to be executed to effectuate the merger under applicable state laws. The Constituent Parties shall file the Merger Documents with respective Secretary of State of Delaware as provided in the Corporation Law upon the Closing.

     1.3 Closing and Effective Time of the Merger. The Merger shall be effective as provided in the Merger Documents and upon the filing thereof with the respective Secretary of State of Delaware, which time may herein be referred to as the "Effective Time." The Closing of the transactions contemplated by this Agreement ("Closing") shall take place simultaneous with the Effective Time, hence the filing of the Merger Documents shall occur only upon the presentation of all required schedules and documents, after the conclusion of all required due diligence, and upon satisfaction of the conditions precedent to Closing, as described in Section 13.1 herein. Closing shall take place at such place as the Constituent Parties hereto shall agree upon or by facsimile transmission and overnight delivery service.

     1.4 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of Newco acquired or to be acquired by GoHealth.md by reason of, or as a result of the Merger, the Constituent Parties agree that Nugget, GoHealth.md, and their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of GoHealth.md, Newco and Nugget are fully authorized in the name and on behalf of GoHealth.md, Nugget and Newco, respectively, to take any and all such action.

     1.5 Conversion. At the Effective Time, all of the issued and outstanding shares of capital stock of GoHealth.md shall, by virtue of the Merger and without any action on the part of any shareholder of GoHealth.md, become or be converted or canceled as follows:

          a. Each issued common share, $0.001 par value, of GoHealth.md as of the Closing (the "GoHealth.md Stock") shall be converted into and exchanged for one share of fully paid and non-assessable Nugget Common Stock, $0.01 par value ("Nugget Stock").

          b. No fractional shares of Nugget Stock shall be issued in the Merger. In lieu of the issuance or recognition of fractional Nugget Stock, cash equal to the value of such fractional share on the Closing Date shall be paid to each holder of GoHealth.md Stock converting a fractional share as provided in this Section 1.5.

          c. Each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger shall by virtue of the Merger, and without any action on the part of the holder thereof, automatically become one fully paid and nonassessable share of stock of GoHealth.md.

          d. Any securities held in GoHealth.md's treasury shall be cancelled and retired.


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          e.   Upon completion of the conversion and  cancellation  described in this Section 1.5, Nugget will own all of the issued and outstanding capital stock of the Surviving Corporation, and which stock shall have been duly authorized and validly issued, and be fully paid and nonassessable, with no pre- emptive or other rights in the Surviving Corporation held by any person or entity.

     1.6. Exchange  of  Certificates.  At or after  the  Effective  Time each of
          GoHealth.md Stockholders shall, upon surrender of certificates representing such GoHealth.md Stock, receive the number of Nugget Stock determined as set forth in Section 1.5. At the Closing,
          GoHealth.md shall deliver to Nugget and Newco a list of the GoHealth.md shareholders, by name,address, tax identification number and number of shares of GoHealth.md stock they own at the closing.
          Schedule 1.6 attached hereto and incorporated herein sets forth a list of all GoHealth.md Stockholders and the number of shares of GoHealth.mdstock owned as of the date of this agreement.

          a. Until the certificates representing GoHealth.md Stock have been surrendered by GoHealth.md Stockholders and replaced by shares of Nugget Stock in accordance with this Agreement, the certificates for GoHealth.md Stock shall, for all corporate purposes, be deemed to be evidence of the right to receive the Nugget Stock as set forth in this Agreement. Whether or not a certificate is surrendered, from and after the Effective Time, such certificates shall under no circumstances evidence, represent or otherwise constitute any stock or other interest whatsoever in Newco, the Surviving Corporation or any other person, firm or corporation other than Nugget or its successors. By virtue of the Merger and without any action of GoHealth.md Stockholders, GoHealth.md Stock shall otherwise be deemed canceled as of the Effective Time.

     1.7 Deliveries. GoHealth.md Stockholders shall deliver at Closing the certificates representing GoHealth.md Stock, together with any necessary endorsements and with all necessary transfer tax and other revenue stamps, acquired at the expense of GoHealth.md Stockholders, affixed and canceled. GoHealth.md Stockholders agree to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such GoHealth.md Stock or with respect to the stock powers accompanying any GoHealth.md
          Stock. Subject to Nugget's prior receipt of the certificates representing GoHealth.md Stock in accordance with this Section, Nugget shall deliver at the Closing certificates representing the Nugget
          Stock in exchange for the GoHealth.md stock. In the event any certificate representing GoHealth.md stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by a GoHealth.md Stockholder claiming such certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of Nugget may impose, Nugget shall issue in exchange for such lost, stolen or destroyed certificate the Nugget Stock certificate otherwise due such GoHealth.md Stockholder under this Agreement. When authorizing the issuance of a certificate of the Nugget Stock in exchange therefor, the Board of Directors of Nugget may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to provide Nugget and its transfer agent a bond or other surety in such sum as Nugget may reasonably direct as indemnity against any claim that may be made with respect to the certificate alleged to have been lost, stolen or destroyed.

     1.8 Tax-Free Reorganization. It is the intention of the Constituent Parties hereto that the Merger constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, by reason of the application of Section 368(a)(2)(E) of the Code, and that this Agreement and exhibits and Schedules hereto constitute a plan of reorganization. All Constituent Parties shall cooperate with one
          another   after  the   closing   in  order  to   achieve  a  tax  free
          reorganization.

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     1.9  Tax Status. GoHealth.md,  GoHealth.md Stockholders,  and Nugget intend the Merger to constitute a plan of reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, provided, however, that notwithstanding this statement of intent and the similar statement in the Recital D of this Agreement,at the effective date GoHealth.md and GoHealth.md stockholders shall have deemed to have concluded that the Merger, and the transactions contemplated hereby, as currently structured and under existing tax law, will provide the tax treatment to GoHealth.md and GoHealth.md Stockholders desired by them, and that regardless of the actual tax outcome of the transactions, no Constituent Party shall raise such tax treatment as an impediment to the Merger.

     1.10 Exercise of Options and Warrants Relating to GoHealth.md Stock. Prior to the Closing, the holders of options or warrants granted by GoHealth.md shall not exercise any such securities or acquire any underlying securities of GoHealth.md.

     1.11 GoHealth.md Options and Warrants. At the Effective Time, Nugget shall assume GoHealth.md's rights and obligations under each of the outstanding options and warrants previously granted by GoHealth.md, a complete list (including grantee names, vesting schedule, number of shares, and grant date) of which appears on the attached Schedule 1.11 (each such option and warrant existing immediately prior to the Effective Time being called an "Existing Option", and each such option and warrant so assumed by Nugget being called an "Assumed Option"), by which assumption the optionee shall have the right to purchase that number of shares of Nugget Stock (rounded down to the nearest whole) into which the number of shares of GoHealth.md Stock the optionee was entitled to purchase under the Existing Option would have been converted pursuant to the terms of the Merger as described in Section
          1.5 hereof. Each Assumed Option shall constitute a continuation of the Existing Option, with the same rights, terms, and obligations as the Existing Option substituting Nugget for the Surviving Company as issuer. The aggregate price for the total number of shares of Nugget Stock at which the Assumed Option may be exercised shall be the aggregate price at which the Existing Option was exercisable for the total number of shares of GoHealth.md Stock, reduced (as necessary for purposes of rounding down) to the price that will buy the number of whole shares for which the Assumed Option will be exercisable in accordance with this Section 1.11, and the purchase price per share of Nugget Stock thereunder shall be such aggregate price divided by the total number of whole shares of Nugget Stock covered thereby. The assumption of the Assumed Options by Nugget as provided in this
          Section 1.11 shall not, except as provided herein, provide the holders thereof additional benefits which they did not have immediately prior to the Effective Time or relieve the holders thereof of any obligations or restrictions applicable to the Assumed Options or the shares of Nugget Stock obtainable upon exercise of the Assumed Options. Except as set forth in the option or warrant agreement, there shall be no acceleration of the vesting schedule for any Existing Option as a result of the consummation of the Merger. From and after the date of this Agreement, no additional options or warrants shall be granted by GoHealth.md. However, options and warrants of Nugget may be granted or issued after Closing.

     1.12 Restricted Stock. GoHealth.md and GoHealth.md Stockholders acknowledge and agree that all Nugget Stock issued to GoHealth.md Stockholders hereunder shall bear a prominent legend restricting the sale or other transfer thereof unless such shares are registered with the Securities and Exchange Commission under the Securities Act of 1933, and with any applicable state in compliance with the securities laws of such state (collectively, "Securities Laws") or unless GoHealth.md Stockholder delivers a legal opinion acceptable to Nugget's General Counsel that such sale or other transfer is exempt from registration in compliance with Securities Laws.



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     2.1  Post-Merger Affairs.

          a. The current officers and directors of GoHealth.md shall remain the officers and directors of GoHealth.md after the Merger. At the Closing, GoHealth.md shall inform the directors of Nugget in writing of their designees and Nugget and its directors shall take all coporate action needed to appoint such designess as directors of Nugget and the then existing Nugget directors (except such existing directors that are designees) shall resign as directors of Nugget.

          b. The Articles of Incorporation and Bylaws of Nugget in effect immediately prior to the Merger will remain as such after the Merger, without any modification or amendment as a result of the Merger.

     3.1 Warranties and Representations of GoHealth.md In order to induce Nugget to enter into this Agreement and to complete the transaction contemplated hereby, GoHealth.md warrants and represents to Nugget that:

          a. Organization and Standing. GoHealth.md is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. It is also qualified to do business and in good standing in every other state or jurisdiction in which it operates, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on GoHealth.md, and has all requisite corporate power and authority to own, operate and lease its assets, properties and business in such states or jurisdictions. Copies of the articles of incorporation and Bylaws of GoHealth.md hereto delivered to Nugget and Newco are accurate and complete as of the date hereof and shall be complete and accurate as of the Closing.

          b. Capitalization. As of Closing, 10,000,000 shares of GoHealth.md Stock, par value $0.001, are authorized for issuance by GoHealth.md, of which 3,102,000 shares of Common Stock are issued and outstanding. Additionally, GoHealth.md has outstanding options which are exercisable into a total of 465,000 shares of its GoHealth.md Stock at prices ranging from $0.50 to $1.50 per share. GoHealth.md also has 102,000 warrants outstanding, each of which is convertible into one (1) share of GoHealth.md Stock at $2.50 per share. No other voting or equity securities are authorized or issued and no other securities convertible into voting stock are authorized or issued. GoHealth.md does not have any outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which GoHealth.md is bound, calling for the issuance of any additional shares of Common Stock or any other voting or equity security which conversion, exercisable or derivative rights are not transferable into a parent corporation's securities. The GoHealth.md Stock constitutes 100% of the outstanding equity capital of GoHealth.md and such stock constitutes 100% of GoHealth.md's voting power, representing the exclusive right to receive dividends, when, and if, declared and paid, and the exclusive right to receive the proceeds of liquidation attributable to GoHealth.md Stock, if any. From the date hereof, and until the Closing Date, no dividends or distributions of capital, surplus, or profits shall be paid or declared by GoHealth.md in redemption of their outstanding shares or otherwise. Except as expressly described herein, no additional shares shall be issued in connection with this Merger by GoHealth.md.

          c. Authority, No Conflict. This Agreement constitutes the legal, valid, and binding obligation of GoHealth.md, enforceable against GoHealth.md in accordance with its terms. GoHealth.md has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. Neither the execution nor delivery

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               of this  Agreement nor the  consummation  or  performance  of the
               Merger will contravene, conflict with, constitute default or result in a violation of (i) any provisions of the articles of incorporation or Bylaws of GoHealth.md, or (ii) any external restraint, ruling, agreement, law, judgment, contract, agreement, plan or order relating to GoHealth.md, which contravention, conflict, violation or default would result in a material adverse effect on GoHealth.md's business. The execution and delivery of this Agreement and the consummation of the transactions on the part of GoHealth.md contemplated hereunder have been duly and validly authorized by the board of directors of GoHealth.md and at or prior to the Closing shall have obtained shareholder approval for the Merger, or shall have provided the other
               Constituent  Parties  such  assurances,   including  opinions  of
               counsel, that the other Constituent Parties reasonably require that no such shareholder approval is required.

          d. Taxes. Within the times and in the manner prescribed by law, GoHealth.md and its subsidiaries have filed all federal, state and local income or other tax returns and reports required to be filed with all governmental agencies and have paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on GoHealth.md or its subsidiaries.

          e. No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending against GoHealth.md or to the best of GoHealth.md's knowledge, after diligent inquiry, threatened against or affecting GoHealth.md or its subsidiaries, or against any of the officers or directors therewith that arise out of their operation of GoHealth.md and its subsidiaries, nor, to the best of GoHealth.md's knowledge, is GoHealth.md or its subsidiaries in material violation of any federal or state law, ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products, services or securities. GoHealth.md is not an investment company as defined in or otherwise subject to regulation under, the Investment Company Act of 1940.

          f. Assets & Liabilities. GoHealth.md represents that neither it nor its subsidiaries own or have rights or obligations to any assets and liabilities not disclosed and accounted for in its audited financial statements, which shall have been provided to Nugget and Newco prior to Closing.

          g. No Interest in Suppliers, Customers, Landlords or Competitors. To the best of GoHealth.md's knowledge after due inquiry, except as set forth in its audited financial statements or in this Agreement none of the following persons possess an ownership interest of any nature whatsoever in any supplier, customer, landlord or competitor of GoHealth.md or its subsidiaries:
               GoHealth.md Shareholder, family member of any GoHealth.md Shareholder; or employee of GoHealth.md or its subsidiaries.

          h. Insider Debt. Except as specifically set forth herein or in its audited financial statements, neither GoHealth.md nor its subsidiaries owe any money, securities, or property to any of the following persons: GoHealth.md Shareholders, family members of GoHealth.md Shareholders, or employees of GoHealth.md or its subsidiaries either directly or indirectly. GoHealth.md and its subsidiaries do not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in its audited financial statements. GoHealth.md and its subsidiaries do not currently have, nor will they have on

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               the Closing Date any pension plan,  profit-sharing plan, or stock purchase plan for any of its employees or certain options to proposed executive officers.

          i. Conduct of Business. GoHealth.md represents that it shall not materially change the normal course of its business operations prior to Closing. GoHealth.md shall not amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem securities, incur additional or newly-funded liabilities outside the ordinary course of business, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction without the prior approval of Nugget, not to be unreasonably withheld.

          j. Filings with the Securities and Exchange Commission ("SEC"). GoHealth.md represents that it is aware that Nugget is subject to SEC reporting requirements.

          k.   Effect  of  Merger  Transactions.   On  the  Effective  Date,  as
               described herein:

               i. Nugget will own all of the issued and outstanding capital stock of GoHealth.md; and

               ii. No other person or entity will have any pre-emptive or other rights to acquire any of the capital stock of GoHealth.md.

          l.   Lack of Subsidiaries. GoHealth.md has no subsidiaries.


          m. Absence of Certain Changes. Except as otherwise set forth in this Agreement, there have not been since the date of the latest audited balance sheet delivered by GoHealth.md any changes of the following nature:

               i. Business, properties, and financial condition. Any significant labor disputes or any material adverse change in GoHealth.md's properties, business supply of raw materials, or markets for its products, including, but not limited to, damage or destruction of property by fire or other casual, whether or not covered by insurance, or any material adverse change in the financial condition or results of operations of GoHealth.md taken as a whole.

               ii. Capital stock; options, dividends, and so forth. Any change in the authorized, issued, or outstanding capital stock of GoHealth.md; any granting of any stock option or right to purchase shares of capitalstock or any issuance of any security convertible into shares of capital stock of GoHealth.md; any purchase, redemption, retirement, or other acquisition of any shares of capital stock by GoHealth.md; or any agreement to do any of the foregoing; or any declaration, setting aside; or payment of any dividend or other distribution in respect of the capital stock of GoHealth.md.

               iii. Sales, leases,  borrowings,  and so forth. Any sale of lease of GoHealth.md's property or assets, other than inventory sold in the ordinary course of busienss, any mortgage or pledge of any properties or assets of GoHealth.md, any borrowing incurred, assumed or guaranteed by GoHealth.md other than in the ordinary course of business.

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               iv.  Employee benefit plans and certain salaries.  Any employment contract,  bonus,  stock  option,  profit-sharing,  pension,
                    retirement,   incentive  or  similar   arrangement  or  plan
                    instituted, agreed to, or amended.

          n. No Violation. GoHealth.md has received no notice of violation of any applicable zoning regulation, ordinance, or other law, order, regulation, or requirement relating to its operations, business, or its properties and, so far as is known to GoHealth.md, (i) thereis no such violation of a material nature and (ii) all buildings and structures used by GoHealth.md substantially conform with all applicable ordinances, codes and regulations.

     4.1  Warranties  and   Representations   of  Nugget.  In  order  to  induce
          GoHealth.md to enter into this Agreement and to complete the transaction contemplated herein, Nugget warrants and represents to GoHealth.md that:

          a. Organization and Standing. Nugget is a corporation duly organized, validly existing and in good standing under the laws of Nevada. It is also qualified to do business and in good standing in every other state or jurisdiction in which it operates, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on Nugget, and has all requisite corporate power and authority to own, operate and lease its assets, properties and business in such states or jurisdictions. Copies of the articles of incorporation and Bylaws of Nugget hereto delivered to GoHealth.md are accurate and complete as of the date hereof and shall be complete and accurate as of the Closing.

          b. Capitalization. As of Closing, Nugget shall have authorized for issuance 25,000,000 shares of voting Common Stock, $0.01 par value, of which a total of 697,117 shares will be issued and outstanding, which shares are validly issued, fully paid and non-assessable. To the best of Nugget's knowledge, all such issued and outstanding shares were issued pursuant to a valid registration statement under the Act or pursuant to valid exemptions therefrom. No other voting or equity securities are authorized or issued and no other securities convertible into voting or equity stock are authorized or issued. Nugget does not have any outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Nugget is bound, calling for the issuance of any additional shares of Common Stock or any other voting or equity security which conversion, exercisable or derivative rights are transferable into its or another entities' securities. Nugget has no outstanding debt securities except as set forth in its audited financial statements.

          c. Authority, No Conflict. This Agreement constitutes the legal, valid, and binding obligation of Nugget, enforceable against Nugget in accordance with its terms. Nugget has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. Neither the execution nor delivery of this Agreement nor the consummation or performance of the Merger will contravene, conflict with, constitute default or result in a violation of (i) any provisions of the articles of incorporation or Bylaws of Nugget, or (ii) any external restraint, ruling, agreement, law, judgment, contract, agreement, plan or order relating to Nugget, which contravention, conflict, violation or default would result in a material adverse effect on Nugget's business. The execution and delivery of this Agreement and the consummation of the transactions on the part of Nugget contemplated hereunder have been duly and validly authorized by the board of directors of Nugget and at or prior to the Closing shall have obtained shareholder approval for the Merger, or shall have provided the other Constituent Parties

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               such assurances,  including  opinions of counsel,  that the other
               Constituent Parties reasonably require that no such shareholder approval is required.

          d. Taxes. Within the times and in the manner prescribed by law, Nugget and its subsidiaries have filed all federal, state and local income or other tax returns and reports required to be filed with all governmental agencies and have paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on Nugget or its subsidiaries. Nugget has not been advised, nor is it aware, that any taxing authorityis auditing or is considering an audit of its operations or tax returns.

          e. No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending against Nugget or to the best of Nugget's knowledge, after diligent inquiry, threatened against or affecting Nugget or its subsidiaries, or against any of the officers or directors therewith that arise out of their operation of Nugget and its subsidiaries, nor, to the best of Nugget's knowledge, is Nugget or its subsidiaries in material violation of any federal or state law, ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products, services or securities. Nugget is not an investment company as defined in or otherwise subject to regulation under, the Investment Company Act of 1940.

          f. Assets & Liabilities. Nugget represents that it owns no assets and has incurred no liabilities except as disclosed in its audited financial statements and in this Agreement.

          g. Filings with the Securities and Exchange Commission ("SEC"). To the best of Nugget's knowledge, it has complied with all reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and that all such filings do not contain and have not contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, false or misleading. Additionally, to the best of Nugget's knowledge, it has never been subject to any SEC administrative proceedings, enforcement actions or sanctions and there is not such proceeding or enforcement investigation pending or threatened.

          h. Insider Debt. Except as specifically set forth in its audited financial statements, Nugget does not owe any money, securities, or property to any of the following persons: Nugget Shareholders, family members of Nugget Shareholders, or employees of Nugget either directly or indirectly. Nugget does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in its audited financial statements. Nugget does not currently have, nor will it have on the Closing Date any pension plan, profit-sharing plan, or stock purchase plan for any of its employees or certain options to proposed executive officers.

          i. Ownership of Shares. Upon the transfer of the Nugget Common Stock to the GoHealth.md Shareholders pursuant to this Agreement, the GoHealth.md Shareholders will thereby acquire fully paid and nonassessable shares of Nugget Stock with good and absolute marketable title thereto. Such securities shall be subject to restrictions imposed by the Act, and applicable state Blue Sky laws due to lack of registration with any federal or state securities commissions or authorities. Nugget shall be responsible for obtaining any and all exemptions from registration under Federal

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



               or applicable state securities laws in connection with the issuance of Nugget Stock to the GoHealth.md shareholders under the terms of this Agreement and pursuant to the Merger.

          j.   Effect  of  Merger  Transactions.   On  the  Effective  Date,  as
               described herein:


               i. Nugget will own all of the issued and outstanding capital stock of GoHealth.md; and

               ii. No other person or entity will have any pre-emptive or other rights to acquire any of the capital stock of GoHealth.md.

          k. Lack of Subsidiaries. As of Closing, Nugget shall have only one subsidiary, Newco.

          l. Absence of Certain Changes. Except as otherwise set forth in this Agreement, there have not been since the date of the latest audited balance sheet delivered by Nugget any changes of the following nature:

               i. Business, properties, and financial condition. Any significant labor disputes or any material adverse change in Nugget's properties, business supply of raw materials, or markets for its products, including, but not limited to, damage or destruction of property by fire or other casual, whether or not covered by insurance, or any material adverse change in the financial condition or results of operations of Nugget taken as a whole.

               ii. Capital stock; options, dividends, and so forth. Any change in the authorized, issued, or outstanding capital stock of Nugget; any granting of any stock option or right to purchase shares of capital stock or any issuance of any security convertible into shares of capital stock of Nugget; any purchase, redemption, retirement, or other acquisition of any shares of capital stock by Nugget; or any agreement to do any of the foregoing; or any declaration, setting aside; or payment of any dividend or other distribution in respect of the capital stock of Nugget.

               iii. Sales, leases,  borrowings,  and so forth. Any sale of lease of Nugget's property or assets, other than inventory sold in the ordinary course of busienss, any mortgage or pledge of any properties or assets of Nugget, any borrowing incurred, assumed or guaranteed by Nugget other than in the ordinary course of business.

               iv. Employee benefit plans and certain salaries. Any employment contract, bonus, stock option, profit-sharing, pension, retirement, incentive or similar arrangement or plan instituted, agreed to, or amended.

          m. No Violation. Nugget has received no notice of violation of any applicable zoning regulation, ordinance, or other law, order, regulation, or requirement relating to its operations, business, or its properties and, so far as is known to Nugget, (i) thereis no such violation of a material nature and (ii) all buildings and structures used by Nugget substantially conform with all applicable ordinances, codes and regulations.

     5.1  Warranties  and   Representations   of  Newco.   In  order  to  induce
          GoHealth.md to enter into this Agreement and to complete the transaction contemplated herein, Newco warrants and represents to GoHealth.md that:

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



          a. Organization and Standing. Newco is a corporation duly organized, validly existing and in good standing under the laws of Delaware. It is also qualified to do business and in good standing in every other state or jurisdiction in which it operates, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on Newco, and has all requisite corporate power and authority to own, operate and lease its assets, properties and business in such states or jurisdictions. Copies of the articles of incorporation and Bylaws of Newco hereto delivered to GoHealth.md are accurate and complete as of the date hereof and shall be complete and accurate as of the Closing.

          b. Capitalization. As of Closing, Newco shall have authorized for issuance 25,000,000 shares of voting Common Stock, $0.001 par value, of which 1,000 shares will be issued and outstanding and validly issued, fully paid and non-assessable, all of which are owned by Nugget. To the best of Newco's knowledge, all such issued and outstanding shares were issued pursuant to a valid registration statement under the Act or pursuant to valid exemptions therefrom. No other voting or equity securities are authorized or issued and no other securities convertible into voting stock are authorized or issued. Newco does not have any outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Newco is bound, calling for the issuance of any additional shares of Common Stock or any other voting or equity security which conversion, exercisable or derivative rights are not transferable into a parent corporation's securities. Newco has no outstanding debt
               securities   except  as  set  forth  in  its  audited   financial
               statements.

          c. Authority, No Conflict. This Agreement constitutes the legal, valid, and binding obligation of Newco, enforceable against Newco in accordance with its terms. Newco has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. Neither the execution nor delivery of this Agreement nor the consummation or performance of the Merger will contravene, conflict with, constitute default or result in a violation of (i) any provisions of the articles of incorporation or Bylaws of Newco, or (ii) any external restraint, ruling, agreement, law, judgment, contract, agreement, plan or order relating to Newco, which contravention, conflict, violation or default would result in a material adverse effect on Newco's business. The execution and delivery of this Agreement and the consummation of the transactions on the part of Newco contemplated hereunder have been duly and validly authorized by the board of directors of Newco and at or prior to the Closing shall have obtained shareholder approval for the Merger, or shall have provided the other Constituent Parties such assurances, including opinions of counsel, that the other Constituent Parties reasonably require that no such shareholder approval is required.

          d. Taxes. Within the times and in the manner prescribed by law, Newco and its subsidiaries have filed all federal, state and local income or other tax returns and reports required to be filed with all governmental agencies and have paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on Newco or its subsidiaries.

          e. No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending against Newco or to the best of Newco's knowledge, after diligent inquiry, threatened against or affecting Newco or its subsidiaries, or against any of the officers or directors therewith that arise out of their operation of Newco and its subsidiaries, nor is Newco or its subsidiaries in material violation of any federal or state law, ordinance or regulation

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



          w. of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products, services or securities. Newco is not an investment company as defined in or otherwise subject to regulation under, the Investment Company Act of 1940.

          f. Assets & Liabilities. Newco represents that it owns no assets and that it has not incurred any liabilities since inception except as disclosed to GoHealth.md.

          g. Insider Debt. Except as specifically set forth in its audited financial statements, Newco does not owe any money, securities, or property to any of the following persons: Newco Shareholders, family members of Newco Shareholders, or employees of Newco either directly or indirectly. Newco does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in its audited financial statements. Newco does not currently have, nor will it have on the Closing Date any pension plan, profit-sharing plan, or stock purchase plan for any of its employees or certain options to proposed executive officers.

          h.   Effect  of  Merger  Transactions.   On  the  Effective  Date,  as
               described herein:

               i. Nugget will own all of the issued and outstanding capital stock of GoHealth.md; and

               ii. No other person or entity will have any pre-emptive or other rights to acquire any of the capital stock of GoHealth.md.

          i.   Lack of Subsidiaries. Newco has no subsidiaries.

          j. Absence of Certain Changes. Except as otherwise set forth in this Agreement, there have not been since the date of the latest audited balance sheet delivered by Newco any changes of the following nature:

               i. Business, properties, and financial condition. Any significant labor disputes or any material adverse change in Newco's properties, business supply of raw materials, or markets for its products, including, but not limited to, damage or destruction of property by fire or other casual, whether or not covered by insurance, or any material adverse change in the financial condition or results of operations of Newco taken as a whole.

               ii. Capital stock; options, dividends, and so forth. Any change in the authorized, issued, or outstanding capital stock of Newco; any granting of any stock option or right to purchase shares of capitalstock or any issuance of any security convertible into shares of capital stock of Newco; any purchase, redemption, retirement, or other acquisition of any shares of capital stock by Newco; or any agreement to do any of the foregoing; or any declaration, setting aside; or payment of any dividend or other distribution in respect of the capital stock of Newco.

               iii. Sales, leases,  borrowings,  and so forth. Any sale of lease of Newco's property or assets, other than inventory sold in the ordinary course of busienss, any mortgage or pledge of any properties or assets of Newco, any borrowing incurred, assumed or guaranteed by Newco other than in the ordinary course of business.

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



               iv. Employee benefit plans and certain salaries. Any employment contract, bonus, stock option, profit-sharing, pension, retirement, incentive or similar arrangement or plan instituted, agreed to, or amended.

          k. No Violation. Newco has received no notice of violation of any applicable zoning regulation, ordinance, or other law, order, regulation, or requirement relating to its operations, business, or its properties and, so far as is known to Newco, (i) thereis no such violation of a material nature and (ii) all buildings and structures used by Newco substantially conform with all applicable ordinances, codes and regulations.

     6.1 No Misleading Statements or Omissions. Neither this Agreement nor any schedule or document attached hereto or presented to Nugget or Newco by GoHealth.md or to GoHealth.md by Nugget or Newco in connection with this Agreement or the Merger, contain or contained any materially misleading statement, or omits any material fact of statement necessary to make the other statements or facts therein set forth not materially misleading.

     7.1 Validity of this Agreement. By Closing, all corporate and other proceedings required to be taken by Nugget, Newco and GoHealth.md in order to enter into and to carry out this Agreement shall have been duly and properly taken. Upon execution, this Agreement shall constitute the valid, binding and enforceable obligations of the
          Constituent Parties and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the GoHealth.md Shareholders and upon the successors and assigns of Nugget, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and these stated terms shall not result in the breach of any of the terms or conditions of, or constitute a default under or violate the Constituent Parties' Articles of
          Incorporation and Bylaws thereto or any similar document of undertaking, oral or written, to which the Constituent Parties are a party to or is bound or may be affected by, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by the Constituent Parties can continue to be so conducted after completion of the transaction contemplated hereby, with GoHealth.md as a wholly-owned subsidiary of Nugget.

     8.1 Access to Books and Records. During the course of the Merger through Closing, Nugget, Newco and GoHealth.md agree to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed Merger. The Constituent Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement and the Merger, any information or documentation obtained in connection with any such investigation.

     9.1 Restricted Shares; Legend. All shares of Nugget Common Stock to be issued to the GoHealth.md Shareholders will be issued pursuant to exemptions from registration and therefore shall be "restricted securities" as defined in the Act; and each stock certificate issued to such recipients hereunder will bear a restrictive legend substantially as follows:

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



          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be sold or otherwise transferred unless in compliance with the registration provisions of such Act and state laws or unless availability of an exemption from such registration provisions has been established.

          Appropriate stop transfer instructions regarding such shares shall be given to Nugget's stock transfer agent, American Securities Transfer.

     10.1 Expenses. Each of the Constituent Parties shall bear and pay the costs and expenses they have allocated prior to the execution of the Agreement and that they shall bear and pay the costs incurred by them or on their behalf in connection with the consummation of this
          Agreement, including, without limiting the generality of the foregoing, fees and expenses of financial consultants, accountants and counsel and the cost of any documentary stamps, sales and excise taxes which may be imposed upon or be payable in respect to the transaction.

     11.1 Deliveries. At or after Closing, each GoHealth.md Shareholder may deliver or surrender a certificate or certificates representing all of such shareholder's GoHealth.md Stock. Upon delivery of such shares, Nugget will deliver or irrevocably instruct its transfer agent to deliver the number of shares of Nugget Stock equal to the number of GoHealth.md shares so surrendered in the certificate format specified by each GoHealth.md Shareholder.

     12.1 No Reverse Split. A material term hereto and a condition to Nugget entering into this Agreement is that GoHealth.md agree that for a period of twelve (12) months from the date of Closing, no recapitalization or reverse stock splits will be effected without the prior written consent of all of the directors of Nugget as of the date immediately prior to Closing of this Agreement, which consent shall not be unreasonably withheld.

     13.1 Conditions Precedent to Closing. The obligations of the Constituent Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

          a. That each of the representations and warranties of the Constituent Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time;

          b. That the Constituent Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

          c. GoHealth.md shall provide Nugget with complete audited financial statements for the period ending May 31, 1999, on or before the Closing Date.

          d. That the Constituent Parties shall be satisfied with the results of their due diligence and review of the other Constituent Parties' books and records as set forth in Section 8.1 herein.

          e. GoHealth.md shall provide Nugget with the express consent, in a format satisfactory to Nugget, of all holders of GoHealth.md's convertible securities, as described in Section 3.1(b), to convert such GoHealth.md securities into shares of Nugget's common stock.

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



14.1 Termination. This Agreement may be terminated at any time before or, at Closing, by:


          a.   The mutual agreement of the Constituent Parties;

          b.   Any party if:

               i. Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

               ii. Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

               iii. The conditions precedent to Closing are not satisfied.

          c. Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

     15.1 Miscellaneous Provisions. This Agreement is the entire agreement between the Constituent Parties in respect of the subject matter hereof, and no other agreements exist, written or oral, nor may this Agreement be modified except in writing and executed by all of the Constituent Parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     18.1 Controlling Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the state of Delaware, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Delaware. The Constituent Parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

     19.1 Notices. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail to the Constituent Parties at the following addresses:

               a.   If to Nugget:
                                  Nugget Exploration,  Inc.
                                  Attn.: Tyson Schiff, President
                                  2133 East 9400 South, Suite 151
                                  Sandy, UT 84093

               b.   If to  GoHealth.md:
                                  GoHealth.md,  Inc.
                                  Attn.:  Dr. Leonard Vernon, President
                                  2051  Springdale  Road
                                  Cherry Hill,  New Jersey 08003

     20.1 Finders and Brokers. The Constituent Parties agree that neither has utilized any finder or broker in bringing the Constituent Parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, the Constituent Parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this

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



          Agreement or the transaction contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party. The covenants set forth in this section shall survive Closing and the consummation of the transaction herein contemplated.

     21.1 Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the foregoing Agreement, having been duly approved and adopted by the Board of Directors, of the Constituent Parties, as required, in the manner provided by the laws of the state of Nevada and state of Delaware, the presidents of the Constituent Parties do now execute this Agreement under the authority of the directors of each.

                            Nugget Exploration, Inc.


                                            By:   /s/ Tyson Schiff
                                                -------------------------
                                                Tyson Schiff,  President

                            GoHealth.md, Inc.

                                          By:     /s/ Leonard Vernon
                                                -------------------------
                                                Dr. Leonard Vernon, President

                                  Schedule 1.6

                  HOLDERS OF COMMON STOCK IN GOHEALTH.MD, INC.

                              as of October 1, 1999

NAME                                                               #of Shares
Robert Deacon, Sr.                                                   2,667
Robert Deacon, Jr.                                                   2,667
Frank Casey                                                          4,000
Albert DiPasquale, M.D.                                              2,000
Thomas Flynn, III, Esq.                                              4,000
Scott Hankinson, M.D.                                                4,000
Marc Kahn, M.D.                                                      4,000
Michael Marks, Esq.                                                  4,000
Joseph McGowan, Jr., Esq.                                            2,000
Mullica Hill-Family Practice (Dr. Newton & Dr. Jaffee)               4,000
Anthony Pietrafesa                                                   2,666
Sandra Vernon                                                    2,000,000
William Hanna                                                      500,000
Kevin O'Donnell                                                    500,000
Moiz Balkhi                                                          2,000
Market Management Professionals, Inc.                                2,000
Alexander Zlatnik, MD                                                4,000
J. Erik Kishbaugh, Esq.                                             12,000
Martin Ciner                                                         2,000
Harvey Benn, D.O.                                                   10,000
Frank J. Gettson, D.C.                                              10,000
Robert Savar                                                         2,000


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



NAME                                                              #of Shares
Robert Lipinski                                                      2,000
Thomas Capato                                                        2,000
Joseph DiGaetano                                                     2,000
Mark Keminosh, D.C.                                                  4,000
William Bromley, D.C.                                                2,000
Anthony Iancale                                                      2,000
Dawn Polizzi                                                         4,000
Thomas Flynn, M.D.                                                   4,000


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



                                  Schedule 1.11

                  HOLDERS OF OPTIONS TO ACQUIRE COMMON STOCK IN
                                GOHEALTH.MD, INC.

                              as of October 1, 1999

DATE                                            # OF SHARES           EXERCISE
GRANTED              NAME                         ISSUABLE              PRICE
      2/23/99        William Hanna                 115,000              $.50
      2/23/99        Kevin O'Donnell               115,000              $.50
       5/7/99        Millennium Consulting          30,000              $.50
      5/26/99        Gary Crooks                     2,500              $.50
      5/26/99        Gary Crooks                     2,500             $1.00
      5/26/99        John Madden                     2,500              $.50
      5/26/99        John Madden                     2,500             $1.00
      6/12/99        J. Eric Kishbaugh              10,000             $1.00
      6/12/99        J. Eric Kishbaugh              10,000             $1.50
      8/27/99        Harvey Benn, D.O.             150,000             $1.00
      8/27/99        Frank J. Gettson, D.C.         25,000             $1.00



                 HOLDERS OF WARRANTS ISSUED BY GOHEALTH.MD, INC.
                              as of October 1, 1999

NAME                                                      # of Warrants
Robert Deacon, Sr.                                               2667
Robert Deacon, Jr.                                               2,667
Frank Casey                                                      4,000
Albert DiPasquale, M.D.                                          2,000
Thomas Flynn, III, Esq.                                          4,000
Scott Hankinson, M.D.                                            4,000


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



NAME                                                          # of Warrants
Marc Kahn, M.D.                                                   4,000
Michael Marks, Esq.                                               4,000
Joseph McGowan, Jr., Esq.                                         2,000
Mullica Hill-Family Practice (Dr. Newton & Dr. Jaffee)            4,000
Anthony Pietrafesa                                                2,666
Moiz Balkhi                                                       2,000
Market Management Professionals, Inc.                             2,000
Alexander Zlatnik, MD                                             4,000
J. Erik Kishbaugh, Esq.                                          12,000
Martin Ciner                                                      2,000
Harvey Benn, D.O.                                                10,000
Frank J. Gettson, D.C.                                           10,000
Robert Savar                                                      2,000
Robert Lipinski                                                   2,000
Thomas Capato                                                     2,000
Joseph DiGaetano                                                  2,000
Mark Keminosh, D.C.                                               4,000
William Bromley, D.C.                                             2,000
Anthony Iancale                                                   2,000
Dawn Polizzi                                                      4,000
Thomas Flynn, M.D.                                                4,000


                                       77